EXHIBIT 32.2

Certification of Principal Accounting Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Penelope Springer, the Principal Accounting Officer of Green Ballast, Inc. (the “Company”), hereby certify, that, to my knowledge:

1.	The quarterly report on Form 10-Q for the quarter ended June 30, 2013 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2013

/s/ Penelope Springer
Penelope Springer, Principal Accounting Officer